UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

NOVEMBER 30, 2015

Date of Report (Date of earliest event reported)

LIVING 3D HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53643

NEVADA (State or other jurisdiction of incorporation)	87-0451230 (I.R.S. Employer Identification No.)

RM. S, 2/F., BLOCK D EAST SUN INDUSTRIAL CENTRE, 16 SHING YIP STREET, KWUN TONG, KOWLOON, HONG KONG (Address of principal executive offices)	N/A (Zip Code)

Registrant’s telephone number, including area code: (852) 3563-9280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, “we”, “us”, “our”, “Group” or “Company” refer to Living 3D Holdings, Inc., a Nevada corporation, unless otherwise noted.

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

On November 30, 2015, pursuant to a Stock Purchase Agreement dated as of November 30, 2015 (the “Agreement”) between Jimmy Kent Lam Wong (“Seller”) and Yip Man Wah (“Purchaser”), Purchaser purchased 37,883,841 shares of the common stock of Living 3D Holdings, Inc. (the “Company”) from Seller for a purchase price of US$100.

The 37,883,841 shares represent 54.35% of the total shares of the Company issued and outstanding on November 30, 2015.

Please refer to Item 5.02 for a description of the changes of directors and executive officers upon the closing of the Agreement.

Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for complete information regarding the Company.  The Company believes that such information is the same information that would be required if the Company were filing a general form of registration of securities on Form 10 under the Exchange Act.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY AGREEMENTS OF CERTAIN OFFICERS

(b)  Effective November 30, 2015, and simultaneously with the closing of the Agreement, the following appointments to and resignations of the Board of Directors, the Chief Executive Officer and the Chief Financial Officer of Living 3D Holdings, Inc. occurred:

1.	Mr. YIP, Man Wah Stephen was appointed to serve as the Chairman of the Board of Directors and the Chief Executive Officer of the Company;

2.	Mr. NG, Sze Cheong Eric was appointed to serve as a director and the Chief Financial Officer of the Company;

3.	Ms. SO, Ka Yan was appointed to serve as a director of the Company. Ms. SO is the wife of Mr. YIP, our Chairman of the Board and Chief Executive Officer;

4.
Jimmy Kent-Lam Wong resigned as the Chairman of the Board of Directors and the Chief Executive Officer of the Company.  Mr. Wong confirmed to the Company that he had no claims whatsoever against the Company; and

5.	Edward Ngai Kin Wah resigned as a director and the Chief Financial Officer of the Company. Mr. Ngai confirmed to the Company that he had no claims whatsoever against the Company.

(c)  The following background information relates to each of the three newly appointed directors, the new Chief Executive Officer and the new Chief Financial Officer:

Mr. Stephen Yip, aged 36, joined the Group in November 2015. He is the Chairman of the Board of Directors, the Chief Executive Officer and the Chief Technology Officer of the Group. Before joining the Group, Mr. Yip is the Chairman of Sugar Computing Limited. Prior to that, he served in a number of senior positions in selected IT companies in Hong Kong.  Mr. Yip is now responsible for the product development of the Group. Mr. Yip has over 16 years of experience in business IT system and video game development and has developed well established connections in the industry through his extensive experience. Mr. Yip holds a LLB degree from University of London and both a BS and MS degree from Fairleigh Dickinson University in New Jersey, USA.

Ms. So Ka Yan joined the Group as a Director and Secretary in November 2015. Ms. So is responsible for the overall corporate strategy and the daily operations of the Group, including business development and overall management. She graduated from the Chinese University in Hong Kong and holds a law degree from University of London. She has over 10 years of experience in the market development in Mainland China and Hong Kong.  Ms. So is the wife of Mr. Stephen Yip, the Group’s Chairman of the Board and Chief Executive Officer.

Mr. Eric Ng, aged 56, joined the Group in 2012 as a senior consultant. He has been appointed as a Director and the Chief Financial Officer in November 2015. Mr. Ng is one of the Group’s key China specialists, having spent well over a decade representing a number of listed Chinese companies in the United States.  He initially served as a manager at KPMG Peat Marwick from 1980 to 1986, responsible for audit and taxation affairs of listed companies in Hong Kong. Through his experiences at KPMG, Mr. Ng developed an expertise in mergers and acquisitions.

In the early 1990s, Mr. Ng acted as CFO/Finance Director for a US-listed company that became public through a reverse merger. He was responsible for fund raising, private placement transactions, and dealing with merchant bankers and the SEC. Mr. Ng was also responsible for various mergers and acquisitions for the listed company. Since then, Mr. Ng has acted as an investment consultant for numerous Chinese companies, guiding them through the complex path toward a US public listing.

In the late 1990s, he assisted a biotech company get listed in the US through a reverse takeover and acted as CFO/Finance Director for that company. Before joining the Group, Mr. Ng acted as an advisor to Chinese enterprises seeking growth through possible US public listings.

ITEM 8.01    OTHER EVENTS

Effective November 30, 2015, we entered into a Shares Sale and Purchase Agreement (the “L3D Limited Agreement”) with Jimmy Kent Lam Wong (the “Purchaser”).  Pursuant to the L3D Limited Agreement, we agreed to sell our 100.0% ownership interest in the Company’s wholly-owned subsidiary, Living 3D Holdings, Limited (“L3D Limited”), for a total consideration of US$100.  The Purchaser has confirmed that all of the liabilities of L3D Limited as indicated in its financial statements at September 30, 2015 will either be waived or borne by the Purchaser.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired.

N/A

(b)           Pro Forma Financial Information.

N/A

(c)           Shell company transactions.

N/A

(d)           Exhibits

(i)	Stock Purchase Agreement dated as of November 30, 2015 between Jimmy Kent Lam Wong and Yip Man Wah
(ii)	Shares Sale and Purchase Agreement between the Company and Jimmy Kent Lam Wong

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 4, 2015	Living 3D Holdings, Inc. Registrant /s/ YIP MAN WAH, STEPHEN BY: Yip Man Wah, Stephen Chairman of the Board of Directors